EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127858, 333-121085 and 333-157540 on Form S-8 of Home Federal Bancorp, Inc. of our report dated October 15, 2010, with respect to the statement of assets acquired and liabilities assumed by Home Federal Bank (a wholly owned subsidiary of Home Federal Bancorp, Inc.) pursuant to the Purchase and Assumption Agreement dated July 30, 2010, as amended, in this Form 8-K/A.

                     /s/ Crowe Horwath LLP
               Crowe Horwath LLP

Cleveland, Ohio
October 15, 2010